EXHIBIT 23.8




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2000, with respect to the financial statements of Signal Pharmaceuticals, Inc. that is made part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of Celgene Corporation for the registration of shares of its common stock.




                                     /s/ Ernst & Young LLP

                                         ERNST & YOUNG LLP



August 4, 2000
San Diego, California